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Exhibit 10.19


                             STOCK PLEDGE AGREEMENT
                              (SECURITY AGREEMENT)


                           STOCK PLEDGE AGREEMENT (SECURITY AGREEMENT), dated
April 28, 1998, between FINOVA CAPITAL CORPORATION, a Delaware corporation, with an office at 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071 ("Pledgee"), and DIGITAL SOLUTIONS, INC., a New Jersey corporation with an office at 300 Atrium Drive, Somerset, New Jersey 08873 ("Pledgor").

                           Pledgor and Pledgee are entering into a Loan and
Security Agreement, dated as of the date hereof (the "Loan Agreement"), pursuant to which Pledgee will make revolving and term loans and provide other financial accommodations to Borrower (collectively, the "Loans") on the terms and conditions set forth in the Loan Agreement. It is a condition precedent to Pledgee's obligation to make the Loans that Pledgor pledge to Pledgee and grant Pledgee a security interest in all of the outstanding voting stock of each of Pledgor's subsidiaries now owned or hereafter acquired by Pledgor, and certain related rights and property, as more fully described below.

                           Accordingly, Pledgor hereby agrees with Pledgee as
follows:

                           1. Security Interest. In consideration of any loan,
advance, or other extension of credit heretofore or hereafter made by Pledgee under the Loan Agreement or otherwise to, or for the account or benefit of Borrower, and as security for the Obligations (as hereinafter defined), Pledgor hereby pledges, transfers and assigns to Pledgee and grants to Pledgee a security interest (the "Security Interest") in the following:

                                    (a) all of the currently owned and hereafter
                  acquired shares of the stock of each Subsidiary (as hereinafter defined) of the Borrower, now existing or hereafter created or acquired (the "Pledged Stock"), including, without limitation, the shares of stock described on EXHIBIT A hereto and all shares of capital stock of each Subsidiary which Pledgor receives by reason of any stock split, bonus, dividend, distribution, or other form of issue;

                                    (b) all warrants, rights, or options to
                  acquire, or securities convertible into, any capital stock of any Subsidiary, now or hereafter issued to or acquired by Pledgor;

                                    (c) all dividends declared or paid upon the
                  Pledged Stock or any of the other stock or securities described above;

                                    (d) all increases and profits from the
                  foregoing and all replacements and substitutions for the foregoing; and

                                    (e) all proceeds of the foregoing including,
                  without limitation, all securities or other property acquired with any proceeds.


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                  The property described in subsections (a) through (e) above is referred to hereinafter collectively as the "Collateral". When used herein, "Subsidiary" means any corporation, limited liability company, or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is owned or controlled by the Pledgor or one or more Subsidiaries or by Pledgor and one or more Subsidiaries. Pledgor is delivering to Pledgee herewith physical possession of the Pledged Stock listed on Exhibit A, accompanied by appropriate instruments of transfer executed in blank, and Pledgee herewith acknowledges receipt of the Pledged Stock.

                           2. Obligations Secured. The Collateral secures
payment and performance by Pledgor of all of the Obligations as defined in the Loan Agreement, including, without limitation, all current and future debts, liabilities, agreements, covenants, and obligations of Pledgor to Pledgee under or pursuant to this Agreement (all of the foregoing referred to collectively herein as the "Obligations").

                           3. Representations and Warranties of Pledgor. Pledgor
represents and warrants that: (a) each Instrument and document constituting Collateral is genuine and in all respects what it purports to be; (b) Pledgor is the legal and beneficial owner of the Collateral free of all pledges, security interests, charges, liens, or other encumbrances, except under this Agreement, and has the power and authority to convey any or all of its rights and interests in the Collateral; (c) the Pledged Stock constitutes all of the issued and outstanding capital stock of Pledgor's Subsidiaries; (d) there are no options, warrants, calls, or other rights or commitments of any character giving any person the right to purchase any of the Pledged Stock or other Collateral from Pledgor; (e) the Pledged Stock has been duly authorized and validly issued, is fully paid and non-assessable, and was not issued in violation of the preemptive or other rights of any person; (f) there are no restrictions on the voting rights or upon the transfer of any of the Collateral other than those contained in this Agreement or appearing on the certificates evidencing the Collateral;
(g) the instruments of transfer delivered with the Pledged Stock herewith are duly executed and give Pledgee the power they purport to confer; (h) Pledgor has no Subsidiary on the date hereof that is not listed on Exhibit A; and (i) the execution, delivery and performance by Pledgor of this Agreement does not and will not result in any violation of or conflict with the terms of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to or binding upon Pledgor.

                           4. Covenants of Pledgor. So long as this Agreement is
in effect, Pledgor: (a) will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free from all security interests or other encumbrances, except under this Agreement; and will not sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein or right thereunder or grant to any person any option, warrant, or other rights to acquire any of the Collateral or any interest therein or right thereunder, without the prior written consent of Pledgee; (b) in connection herewith, will execute and deliver to Pledgee such financing statements, assignments, registrations, and other documents and do such other things relating to the Collateral and the Security Interest as Pledgee may reasonably request, and pay all costs of lien searches and filing financing statements, assignments and other documents in all


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public offices reasonably requested by Pledgee; (c) will notify Pledgee promptly in writing of any change in Pledgor's address; (d) if Pledgor organizes or acquires any Subsidiary after the date hereof, or if Pledgor receives any additional Instrument or document constituting or evidencing any Collateral, Pledgor will immediately notify Pledgee thereof and immediately deliver such Instrument or document to Pledgee, duly endorsed as Pledgee requests or accompanied by an appropriate instrument of transfer executed in blank; and (e) will pay or reimburse Pledgee for all taxes, assessments and other charges of every nature which may be imposed, levied or assessed on Pledgee in respect of the Collateral.

                           5. Voting Rights; Irrevocable Proxy. So long as no
Event of Default (as hereinafter defined) has occurred and is continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Loan Agreement; provided, however, that (i) Pledgor shall notify Pledgee in writing of each instance when Pledgor is entitled to exercise such voting or consensual rights and of the action Pledgor proposes to take and (ii) Pledgor shall not exercise or refrain from exercising any such right if, in Pledgee's judgment reasonably exercised, such action would have a material adverse effect on the value of the Collateral or any part thereof. Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise its voting and other rights as provided in the preceding sentence. If an Event of Default occurs, and so long as it continues, then, at Pledgee's election in its sole discretion indicated by written notice to Pledgor, all of Pledgor's rights to exercise any voting or other consensual rights pertaining to the Collateral or any part thereof shall cease, and all such rights shall thereupon become vested in Pledgee, which shall thereupon have the sole right to exercise such voting and other consensual rights. In furtherance of the immediately preceding sentence, Pledgor irrevocably constitutes and appoints Pledgee, effective upon Pledgee's giving of the foregoing notice after the occurrence and during the continuance of any Event of Default, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same, and whether or not the Collateral has been transferred into the name of Pledgee or its nominee: (a) to attend all meetings of stockholders of any Subsidiary and to vote the Collateral at such meetings in such manner as Pledgee shall, in its sole discretion, deem appropriate, including, without limitation, in favor of the liquidation of any Subsidiary; (b) to consent, in the sole discretion of Pledgee, to any and all action by or with respect to any Subsidiary for which the consent of the stockholders of any Subsidiary is or may be necessary or appropriate; and (c) without limitation, to do all things which Pledgor can or could do as a stockholder of any Subsidiary, giving to Pledgee full power of substitution and revocation. The foregoing proxy shall terminate when this Agreement is no longer in full force and effect as hereinafter provided. Pledgor hereby revokes any proxy or proxies heretofore given by Pledgor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided.

                           6. Notice to and Acknowledgment by Borrower;
Registered Holder of Collateral.




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                           (a) Contemporaneously herewith, as an additional
condition precedent to Pledgee's obligation to make the Loans, and upon the creation or acquisition of any Subsidiary on or after the date hereof, Pledgor shall execute and deliver, and cause each Subsidiary to execute and deliver, Notice and Acknowledgment in the form of EXHIBIT B attached hereto.

                           (b) At any time, either before or after an Event of
Default has occurred and is continuing, Pledgee is authorized to transfer the Collateral or any part thereof into its own name or that of its nominee so that Pledgee or its nominee may appear of record as the sole owner thereof.

                           7. Dividends and Other Income from Collateral;
Additional Shares.

                           (a) So long as no Event of Default hereunder has
occurred and is continuing, Pledgor shall be entitled to receive any and all dividends or other income paid in respect of the Collateral. If an Event of Default has occurred and is continuing, then Pledgor's entitlement to receive dividends or other income in respect of the Collateral shall cease, and, until such Event of Default has been cured or the Obligations are fully and finally paid, any and all such dividends and other income shall be paid directly to Pledgee without deduction, credit, or setoff for any reason; Pledgee shall, at its sole election, either hold them as Collateral or apply the same to the Obligations in such order and manner as Pledgee determines.

                           (b) Any and all dividends paid or payable other than
in cash in respect of, and instruments, stock and other property received, receivable or otherwise distributed in respect of, upon the subdivision or combination of, or in exchange for, any Collateral, shall constitute Collateral, and shall forthwith be paid or delivered directly to Pledgee to hold as Collateral.

                           (c) Any and all dividends and other distributions
paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, and any and all cash paid, payable or otherwise distributed in respect to redemption of, or in exchange for, any Collateral, shall be paid or delivered directly to Pledgee, which, at Pledgee's sole election, shall be held as Collateral or applied to the Obligations in such order and manner as Pledgee determines.

                           (d) If Pledgor receives, or becomes entitled to
receive, any additional shares of Pledged Stock or any other property, other than as contemplated in subsections (a), (b), and (c) of this Section 7 (whether by reclassification, readjustment, stock split or other change in the capital structure of any Subsidiary, or in any other manner), such shares or other property shall constitute Collateral, and Pledgor shall direct the applicable Subsidiary to deliver certificates representing such shares and all such other property directly to Pledgee to be held as Collateral, and Pledgor shall deliver to Pledgee appropriate instruments of transfer executed in blank with respect thereto.

                           (e) If, notwithstanding the foregoing, Pledgor
receives any dividend or other property payable or deliverable directly to Pledgee in accordance with the foregoing subsections, Pledgor shall receive it in trust for the benefit of Pledgee, segregate it




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from the other property or funds of Pledgor, and deliver it immediately to
Pledgee in the form received (with any necessary endorsement).

                           8.     Increases, Profits, Payments or Distributions.

                                    (a) Whether or not an Event of Default has
occurred, Pledgor authorizes Pledgee: (i) to receive any increase in or profits on the Collateral (which, for the purposes hereof, shall not include cash dividends) and to hold the same as part of the Collateral; and (ii) to receive any payment or distribution on the Collateral upon redemption by, or dissolution and liquidation of, any Subsidiary; to surrender the Collateral or any part thereof in exchange therefor; and, at Pledgee's sole election, to hold the net cash receipts from any such payment or distribution as part of the Collateral, or to apply them to the Obligations in such order and manner as Pledgee determines.

                                    (b) If Pledgor receives any such increase,
profits, payments or distributions, Pledgor will receive and deliver the same promptly to Pledgee on the same terms and conditions set forth in Section 7(e).

                           9. Events of Default. It shall be an Event of Default
hereunder if any Event of Default under the Loan Agreement occurs.

                           10.      Remedies.

                                    (a) Whenever an Event of Default occurs
(after taking into account the applicable cure period, if any) and so long as it continues, Pledgee shall have, and may exercise with respect to the Collateral, in such order and manner as it determines, all rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, as well as those rights granted herein, under the Loan Agreement, and in any other agreement now or hereafter in effect between Pledgor and Pledgee. Without limiting the generality of the foregoing, whenever an Event of Default exists, Pledgee may sell or otherwise dispose of all or any part of the Collateral by public or private sale, in one or more transactions, and in such order as Pledgee determines. Proceeds realized from such sales and dispositions shall be applied first to Pledgee's costs and expenses in connection therewith and then to the Obligations in such order as Pledgee determines. Pledgor recognizes that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain provisions contained in the Securities Act of 1933, as amended (the "Securities Act") and the securities laws of various states, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and other terms less favorable than if the Collateral were sold at public sales, and agrees that Pledgee has no obligation to delay the sale of the Collateral for the period of time necessary to permit Pledgee to register the Collateral for sale under the Securities Act or such state laws. Pledgor agrees that private sales under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.



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                                    (b) Without in any way requiring notice to
be given in the following time and manner, Pledgor agrees that any notice by Pledgee of a sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered personally against receipt, or sent by a recognized overnight delivery service, at least ten (10) days prior to such action, to Pledgor's address set forth in the caption of this Agreement or to such other address as is specified in writing to Pledgee as the address to which notices shall be given to Pledgor.

                                    (c) Pledgor shall pay on demand all costs
and expenses incurred by Pledgee in enforcing this Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Obligations or any guaranty thereof, including, without limitation, if Pledgee retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the reasonable attorneys' and paralegals' fees incurred by Pledgee, and all such costs and expenses are secured by the Collateral, as well as by all other property serving as security for the Obligations.

                           11.      Miscellaneous.

                                    (a) Pledgor hereby expressly waives: (i)
notice of the acceptance by Pledgee of this Agreement; (ii) notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Obligations; (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Obligations or the amount hereof or any payment or performance by Pledgor hereunder, except as otherwise expressly provided in the Loan Agreement; (iv) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing; (v) any right to direct or affect the manner or timing of Pledgee's enforcement of its rights or remedies; (vi) any and all defenses which would otherwise arise upon the occurrence of any event or contingency or upon the taking of any action by Pledgee permitted hereunder;
(vii) any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to Pledgor now or at any time hereafter; and (viii) all other principles or provisions of law, if any, that conflict with the terms of this Agreement, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety. Pledgor hereby further waives all rights to revoke this Agreement at any time, and all rights to revoke any agreement executed by Pledgor at any time to secure further the payment and performance of the Obligations. Pledgor waives all rights and defenses arising out of an election of remedies by Pledgee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Pledgor's rights of subrogation and reimbursement against Borrower by the operation of any applicable law or otherwise.

                                    (b) Pledgor hereby appoints Pledgee as
Pledgor's attorney-in-fact (without requiring Pledgee) to perform all acts which Pledgee deems appropriate in accordance with this Agreement to perfect and continue its interests hereunder in the




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Collateral and to protect, preserve and realize upon the Collateral. Pledgor further appoints Pledgee as its attorney-in-fact to execute such orders and receipts for payment of the Collateral in accordance with this Agreement as Pledgee deems appropriate in its sole discretion. These powers of attorney are coupled with an interest and shall be irrevocable and are given to secure performance by Pledgor of the Obligations and are irrevocable. Pledgor ratifies and approves all acts of such attorney, and Pledgee shall not be liable for any acts or omissions or any error of judgment or mistake of fact or law other than resulting from Pledgee's bad faith or willful misconduct. Subject to the terms of this Agreement, Pledgee may demand, collect, and sue on the Collateral (in either its or Pledgor's name, at Pledgee's sole option), and enforce, compromise, settle, or discharge the Collateral, without discharging the Obligations or any part thereof and whether or not any such action results in the imposition of any penalty. Pledgor authorizes and directs Borrower to make any payments in respect of the Collateral as Pledgee may direct and hereby releases Borrower from any liability to Pledgor for making such payments.

                                    (c) Upon Pledgor's failure to perform any of
its duties hereunder, Pledgee may, but shall not be obligated to, perform any or all such duties, and Pledgor shall pay an amount equal to the cost thereof to Pledgee on demand. Payment of such amount shall be secured by the Collateral, as well as by all other property serving as security for the Obligations.

                                    (d) No course of dealing between Pledgor and
Pledgee and no delay or omission by Pledgee in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Pledgee may remedy any default by Pledgor hereunder or with respect to any Obligations in any manner without waiving the default remedied and without waiving any other prior or subsequent default by Pledgor. All rights and remedies of Pledgee hereunder are cumulative.

                                    (e) Pledgee shall be deemed to have
exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to any matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Pledgor shall have the sole responsibility for taking any and all steps to preserve rights against any and all parties to any Collateral, whether or not in Pledgee's possession. Pledgee shall not be responsible for loss or damage resulting from Pledgee's failure to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Pledgor waives protest of any Instrument constituting Collateral at any time held by Pledgee on which Pledgor is in any way liable and waives notice of any other action taken by Pledgee.

                                    (f) If any provision of this Agreement shall
be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.





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                                    (g) Upon any assignment by Pledgee of its
rights and obligations, or any part thereof, in accordance with the Loan Agreement, such assignee shall become vested with Pledgee's rights and benefits hereunder to the extent of such assignment.

                                    (h) If after receipt of any payment of, or
proceeds of Collateral applied to the payment of, any of the Obligations, Pledgee is required to surrender or return such payment or proceeds to any person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Pledgee. Pledgor shall be liable to pay to Pledgee, and does indemnify and hold Pledgee harmless for the amount of any payments or proceeds surrendered or returned. This subsection shall remain effective notwithstanding any contrary action which may be taken by Pledgee in reliance upon such payment or proceeds. This subsection shall survive the termination or revocation of this Agreement.

                                    (i) Neither this Agreement nor any provision
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

                                    (j) Pledgee shall not have liability to
Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Loan Agreement and the other agreements entered into in connection therewith.

                                    (k) This Agreement represents the entire
agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

                                    (l) This Agreement shall be binding upon
Pledgor and its representatives, successors and assigns and shall inure to the benefit of Pledgee and its successors, endorsees, transferees and assigns.





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                                    (m) THIS AGREEMENT SHALL BE INTERPRETED IN
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. PLEDGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES IN THE STATE OF CALIFORNIA, THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA, THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF PLEDGEE, IN ANY OTHER COURT IN WHICH PLEDGEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. PLEDGOR WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. PLEDGOR FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 11(o) HEREOF FOR THE GIVING OF NOTICE.

                                    (n) PLEDGEE AND PLEDGOR EACH HEREBY WAIVES
THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PLEDGEE AND PLEDGOR; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF PLEDGEE OR PLEDGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PLEDGEE OR PLEDGOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                                    (o) Any notice required hereunder shall be
in writing and addressed to Pledgor and to Pledgee (to the attention of John Bonano) at their addresses set forth at the beginning of this Agreement with simultaneous copies sent to FINOVA Capital Corporation, 1850 N. Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209, Attention: Joseph R. D'Amore, Esq. and 1060 First Avenue, King of Prussia, Pennsylvania 19406, Attention: Beth Egan. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or two (2) days after deposit in the United States mail, postage prepaid. A copy of any notice to Pledgor shall be sent to Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York 10017, Attn: Victor J. DiGioia, Esq.

                                    (p) All defined terms, unless otherwise
defined in this Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in Arizona, as the same may from time to time be in effect.

                                    (q) This Agreement may be executed in one or
more counterparts, each of which taken together shall constitute one and the same instrument.

                                    (r) This Agreement shall remain in full
force and effect until all of the Obligations have been indefeasibly paid and performed in full and the Loan Agreement




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and all other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement, have been terminated, at which time Pledgee shall release and return the Pledged Stock then being held by it to Pledgor.



                              [ Signatures Follow ]



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                           IN WITNESS WHEREOF, Pledgor has executed and
delivered this Agreement on April 28, 1998.


                                     PLEDGOR

                                     DIGITAL SOLUTIONS, INC.


                                     By:    ___________________________
                                            Name:
                                            Title:



PLEDGEE

Accepted at _______________, ________
this 28th day of April, 1998


FINOVA CAPITAL CORPORATION


By:   ____________________________
      Name: Ilene Gerber
      Title: Vice President





                        [ STOCK PLEDGE AGREEMENT - DSI ]

                                                                       EXHIBIT A



                        Shares Pledged of Each Subsidiary

                                                                      EXHIBIT B


Digital Solutions, Inc.
300 Atrium Drive
Somerset,  New Jersey 08873


                           RE: PLEDGE OF COMMON STOCK

Ladies and Gentlemen:

                           You have advised us that, pursuant to a Stock Pledge
Agreement (Security Agreement) dated April   , 1998 with FINOVA Capital
Corporation ("Pledgee"), a copy of which is attached hereto (the "Pledge Agreement"), you have pledged to Pledgee and granted Pledgee a security interest
in        shares of the common stock of
(the "Shares"), and in certain other property described therein. In connection therewith, we hereby acknowledge and agree, for your benefit and for the benefit of Pledgee, as follows:

                           1. We hereby acknowledge notice that you have pledged
to Pledgee and granted to Pledgee a security interest in the Shares and the other Collateral (as defined in the Pledge Agreement). We agree to mark our books and records accordingly to reflect such pledge and security interest.

                           2. Until Pledgee notifies us in writing to the
contrary, we agree to: (i) pay directly to Pledgor when due and payable all dividends on the Shares; (ii) pay directly to Pledgee when due and payable (a) all payments in respect of the redemption of all or any part of the Shares, (b) all payments in respect of the Shares upon our liquidation, dissolution, or winding-up, and (c) all other sums at any time due in respect of the Collateral; and (ii) deliver directly to Pledgee any certificate, instrument, or other tangible evidence of any other Collateral, including, without limitation, any additional shares of our capital stock, or any warrant, right or option to acquire, or any security convertible into, any of our capital stock, to the extent at any time issued or issuable to you.

                           3. We agree that, upon the sole written instructions
of Pledgee at any time, when an Event of Default (as defined in the Pledge Agreement) has occurred and is continuing, we shall register the Shares and other Collateral, or any part thereof, in the name of Pledgee or Pledgee's designee or transferee, either for the purposes of further perfecting Pledgee's security interest or enforcing the same, and shall accord to Pledgee or such designee or transferee all of the rights and benefits of ownership of such Shares or other Collateral.

                           4. We shall not, without Pledgee's prior written
consent, register on our books or otherwise give effect to any transfer of the Shares or other Collateral or any pledge thereof, security interest therein, or other encumbrance thereon.

                           5. We will send to Pledgee a copy of each notice,
report, or other communication that we send or are required to send to you in connection with any of the

Collateral, at the same time that we send or are required to send such notice, report, or other communication to you.

                           6. We agree that none of the terms of this letter may
be modified in any respect without the prior written consent of Pledgee, and we further agree that such terms shall continue in full force and effect until Pledgee notifies us in writing that the pledge and security interest under the Pledge Agreement has terminated.

                           7. You hereby agree that we may comply with the terms
of this letter without any obligation to inquire into the propriety or validity of any action taken or omitted by Pledgee and without any liability to you whatsoever for any action or inaction hereunder on our part.

                           8. This letter shall be governed by and construed and
enforced in accordance with the internal laws of the State of Arizona. This letter may be signed in one or more counterparts and by each party in separate counterparts, each of which shall be an original and all of which together constitute one agreement.


                                           Very truly yours,


                                             ___________________________________
                                             By:
                                             Name:
                                             Title:

Accepted and Agreed:

DIGITAL SOLUTIONS, INC.


By:   ______________________________
      Name:
      Title:


FINOVA CAPITAL CORPORATION


By:   ___________________________
      Name:
      Title: